Exhibit (h)(6)

DATED 28 DECEMBER 2017

NOVATION FRAMEWORK AGREEMENT

AMONG

ALLIANZ GLOBAL INVESTORS U.S. LLC

AND

ALLIANZ FUNDS MULTI-STRATEGY TRUST

AND

PREMIER MULTI-SERIES VIT

AND

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

AND

DST ASSET MANAGER SOLUTIONS, INC.

AND

STATE STREET BANK AND TRUST COMPANY

Execution Version

(1)	ALLIANZ ACCESSION PARTIES (as defined below, each a “Continuing Party”);

(2)

DST ASSET MANAGER SOLUTIONS, INC. (formerly known as Boston Financial Data Services, Inc.) a Massachusetts corporation having its principal office and place of business at 2000 Crown Colony Drive, Quincy, Massachusetts 02169 ( the “Outgoing Party”); and

(3)

STATE STREET BANK AND TRUST COMPANY, a bank and trust company organized under the laws of The Commonwealth of Massachusetts, U.S.A., with its principal office at State Street Financial Center, One Lincoln Street, Boston MA 02111 (the “Incoming Party”).

BACKGROUND

(A)	The Allianz Accession Parties are listed in Schedule 1 (Contracts), and are each categorized as either a “Phase 1 Continuing Party” or a “Phase 2 Continuing Party”.

(B)	Each of the Continuing Parties, the Outgoing Party, and the Incoming Party are each referred to herein as a “Participant”, and collectively as “Participants”.

(C)

WHEREAS, each of the relevant Continuing Parties and the Outgoing Party are parties to one or more of the six (6) transfer agency and service agreements (“Contracts”) which are listed in Schedule 1 (Contracts) and each categorized as either a “Phase 1 Contract” or a “Phase 2 Contract”.

(D)

WHEREAS, each of the applicable Continuing Parties, the Outgoing Party, and the Incoming Party wish for the Outgoing Party to novate its rights and obligations under each of the applicable Contracts to the Incoming Party on and from the Novation Effective Date (as defined below), and to extinguish each relevant Contract and replace such Contract with a valid new contract (each new contract is a “Novated Contract”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants set forth herein, the Participants hereto agree as follows:

1.	Novation of the Contracts

1.1	For each Contract listed in Schedule 1 (Contracts), the applicable Continuing Party, Outgoing Party, and Incoming Party agree that:

(a)

In consideration of the agreements, assumptions and releases hereinafter contained, and subject to the terms of this Novation Framework Agreement and in accordance with the process set out in clause 2, it is agreed that from the applicable Novation Effective Date, all the rights, title and interests of the Outgoing Party under the relevant Contract will be novated to the Incoming Party, and all the obligations, liabilities and duties of the Outgoing Party under or arising in connection with a Contract will be assumed by the

Execution Version

Incoming Party to the extent the same relate to periods on or after the applicable Novation Effective Date, and accordingly:

(i)	the applicable Continuing Party shall release and discharge the Outgoing Party from:

(A)	further performance of the relevant Contract and all obligations, liabilities and duties of the Outgoing Party thereunder from and after the Novation Effective Date, and

(B)	all claims and demands against the Outgoing Party thereunder or arising in connection therewith from and after the Novation Effective Date;

(ii)	the Outgoing Party shall release and discharge the Continuing Party from:

(A)	further performance of the relevant Contract and all obligations, liabilities and duties of the Continuing Party thereunder from and after the Novation Effective Date, and

(B)	all claims and demands against the Continuing Party thereunder or arising in connection therewith from and after the Novation Effective Date;

(iii)

the Incoming Party shall, from the applicable Novation Effective Date, acquire equivalent rights against and assume equivalent obligations under the Novated Contract as towards the Continuing Party under the applicable Contract, as if the Incoming Party had been named as a party to the relevant Contract in place of the Outgoing Party; and

(iv)

each of the Continuing Parties shall, from the Novation Effective Date, acquire equivalent rights against and assume equivalent obligations under the Novated Contract as towards the Incoming Party under the applicable Contract, as if the Incoming Party had been named as a party to the relevant Contract in place of the Outgoing Party.

(b)

In respect of each Contract, novation does not affect any rights or obligations arising from or relating to any period prior to the applicable Novation Effective Date or accrued by any party prior to the Novation Effective Date.

(c)

Notwithstanding anything to the contrary contained in any Novated Contract, the Incoming Party shall, at its expense, contract with the Outgoing Party to fulfil the Incoming Party’s obligations under each Novated Contract.

2.	Novation Accession Process

2.1	In order to facilitate the novation of each of the Contracts pursuant to this Novation Framework Agreement, the Participants agree that:

(a)

the Outgoing Party and the Incoming Party shall each execute this Novation Framework Agreement, as indicated in the signature pages, in respect of the novation of all of the Contracts as anticipated by this Novation Framework Agreement, and such execution will provide the approval to novate each of the Contracts according to the terms of this Novation Framework Agreement;

Execution Version

(b)

each Phase 1 Continuing Party shall each execute this Novation Framework Agreement, as indicated in the signature pages, and such execution will provide the approval of such applicable Phase 1 Continuing Party to novate each of the Phase 1 Contracts according to the terms of this Novation Framework Agreement; and

(c)

the Phase 2 Continuing Party shall enter into a Novation Accession Agreement (in the form set out in Schedule 2 (Form of Novation Accession Agreement), and such execution will provide for the acknowledgement of the ascendance by the Phase 2 Continuing Party to this Novation Framework Agreement, and will provide the approval of the Phase 2 Continuing Party to novate the applicable Phase 2 Contracts according to the terms of this Novation Framework Agreement. The Phase 2 Continuing Party may enter into a single Novation Accession Agreement for both Phase 2 Contracts or one in respect of each.

2.2

A particular Novated Contract shall be first effective, in respect of the Phase 1 Contracts, on the Novation Effective Date, and in respect of a Phase 2 Contract, on the date the Phase 2 Continuing Party has executed a Novation Accession Agreement in respect of the relevant Phase 2 Contract.

2.3	The “Novation Effective Date” is 1 January 2018.

2.4	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

3.	Governing law and jurisdiction

3.1

This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

3.2

Each party irrevocably agrees that the courts of the Commonwealth of Massachusetts shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.

Execution Version

Signed by the duly authorized representatives of the Participants on the date stated at the beginning of this Agreement.

OUTGOING PARTY DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Robert C. Trower
Name:	Robert C. Trower
Title:	Vice President

INCOMING PARTY Signed by Andrew Erickson, EVP an authorized signatory, for an on behalf of STATE STREET BANK AND TRUST COMPANY, Incoming Party	/s/ Andrew Erickson (Authorized Signatory)

ALLIANZ ACCESSION PARTIES

ALLIANZ GLOBAL INVESTORS U.S. LLC, as Administrator, on behalf of the Allianz Funds

By:	/s/ Joseph Quirk
Name:	Joseph Quirk
Title:	Managing Director, Head of Operations U.S.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President

Execution Version

PREMIER MULTI-SERIES VIT

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President

ALLIANZGI INSTITUTIONAL MULTI-SERIES TRUST

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President

Execution Version

Schedule 1 Contracts

	Contract Title/Original Execution Date	Categorization of Contract	Applicable Allianz Accession Party	Categorization of Continuing Party
1	Transfer Agency and Service Agreement dated October 3, 2008	Phase 1 Contract	Allianz Global Investors U.S. LLC (f/k/a Allianz Global Investors Fund Management LLC), as Administrator, on behalf of the Allianz Funds	Phase 1 Continuing Party

2	Transfer Agency and Service Agreement dated October 3, 2008	Phase 1 Contract	Allianz Funds Multi-Strategy Trust	Phase 1 Continuing Party

3	Transfer Agency and Service Agreement dated March 3, 2009	Phase 2 Contract	Allianz Global Investors Distributors LLC (as the distributor and administrator of the Oklahoma Dream 529 Plan)	Phase 2 Continuing Party

4	Transfer Agency and Service Agreement dated October 3, 2008	Phase 2 Contract	Allianz Global Investors Distributors LLC (as Program Manager of the South Dakota College Investment Program)	Phase 2 Continuing Party

5	Transfer Agency and Service Agreement dated August 28, 2012	Phase 1 Contract	Premier Multi-Series VIT	Phase 1 Continuing Party

6	Transfer Agency and Service Agreement dated June 30, 2014	Phase 1 Contract	AllianzGI Institutional Multi-Series Trust	Phase 1 Continuing Party

Execution Version

Schedule 2 Form of Novation Accession Agreement

State Street Bank and Trust Company

FAO: Senior Vice President and Senior Managing Counsel

Legal Division – Global Services Americas

One Lincoln Street

Boston

MA 02111

DST Asset Manager Solutions, Inc.

2000 Crown Colony Drive

Quincy

Massachusetts 02169

Date:

Dear Sirs

Novation Accession Agreement

Certain Allianz group companies (the “AGI Parties”), State Street Bank and Trust Company (“SSBT”) and DST Asset Manager Solutions, Inc. (“DST AMS”) are parties to a Novation Framework Agreement effective 1 January 2018 (the “Novation Framework Agreement”), pursuant to which the obligations of DST AMS under certain contracts between the AGI Parties and DST AMS were novated to SSBT.

Additionally, under the Novation Framework Agreement it was anticipated that the following contract(s) was to be novated according to the terms of the Novation Framework Agreement:

[The Transfer Agency and Service Agreement dated March 3, 2009 between DST AMS and Allianz Global Investors Distributors LLC (as the distributor and administrator of the Oklahoma Dream 529 Plan)]

[The Transfer Agency and Service Agreement dated October 3, 2008 between DST AMS Allianz Global Investors Distributors LLC (as Program Manager of the South Dakota College Investment Program)]

(the “Contract”).

We hereby confirm our agreement to the Novation Framework Agreement in respect of the Contract(s), and by the confirmation below we hereby approve the novation of the Contract(s) according to the terms of the Novation Framework Agreement. Accordingly, we agree (a) that we shall be bound by the terms of the Novation Framework Agreement in respect of the Contract(s), and (b) the Contract(s) shall be a “Novated Contract” for the purposes of the Novation Framework Agreement which shall be first effective on the date of this letter.

Execution Version

This letter shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The parties irrevocably agree that the courts of the Commonwealth of Massachusetts shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this letter.

Yours faithfully

Signed for and on behalf of Allianz Global Investors Distributors LLC [(as the distributor and administrator of the Oklahoma Dream 529 Plan)][(as Program Manager of the South Dakota College Investment Program)]

Execution Version